UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2006

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Male, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2006, Hiland Partners, LP, through its wholly owned operating subsidiary, Hiland Operating, LLC (together, the “Partnership”), executed a definitive agreement with Enogex Gas Gathering, L.L.C. to acquire Enogex’s Eastern Oklahoma gathering assets for $93 million. The agreement has been approved by the Partnership’s board of directors, and is subject only to customary regulatory approvals and completion of certain pre-closing conditions by both parties. The Partnership has received commitments from its existing commercial bank group to finance the acquisition. Closing is expected in the second quarter of this year.

The assets to be acquired include five separate low pressure natural gas gathering systems located in the Eastern Oklahoma Arkoma Basin that includes nearly 40,000 horsepower of compression and over 550 miles of natural gas gathering pipelines that is currently gathering approximately 145,000 mmcfd. The assets include:

•      The Wildlife Gathering System, which has approximately 300 active wellhead receipt points and nine compressor units;

•      The Limestone Gathering System, which has approximately 65 active wellhead receipt points and three compressor units;

•      The Hartshorne Gathering System, which has approximately 120 active wellhead receipt points and three compressor units;

•      The Dog Creek–McFerran Gathering System, which has approximately 90 active wellhead receipt points and six compressor units; and

•      The South Bokoshe–Milton Gathering System, which has approximately 80 active wellhead receipt points and two compressor units.

The natural gas gathering systems operate under contracts with producers which provide services for a fixed fee arrangement.

Item 7.01. Regulation FD Disclosure.

On March 30, 2006, Hiland Partners, LP, issued a press release announcing the execution of a definitive agreement to acquire the Eastern Oklahoma assets Enogex Gas Gathering, L.L.C. A copy of the press release is furnished as an exhibit to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits In accordance with General Instruction B.2 of Form 8-K, the information set forth in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated March 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC,
its General Partner

	By:	/s/ Ken Maples
		Name:	Ken Maples
		Title:	Chief Financial Officer, Vice President— Finance, Secretary and Director

April 3, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

99.1	Press release dated March 30, 2006	Filed herewith electronically